EXHIBIT 99.1

CABOT OIL & GAS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
The following unaudited pro forma condensed consolidated financial statements of Cabot Oil & Gas Corporation (Cabot or the Company) are presented to illustrate the effect of the sale of certain oil and gas properties located in the Eagle Ford Shale in Texas (the Eagle Ford Shale Properties) on its historical financial position and operating results. On February 28, 2018, the Company closed on the Eagle Ford Shale Properties and received $673.6 million, including $76.5 million previously received as a deposit, which includes preliminary purchase price adjustments of $58.6 million related to certain assets that were retained due to the Company's inability to obtain consents to assign certain assets at the initial closing and $32.8 million related to the net cash flows from the effective date to the closing date. On March 6, 2018, the Company closed on certain of the remaining Eagle Ford Shale Properties for which it was unable to assign at the initial closing and expects to receive additional proceeds of $52.8 million by the end of the first quarter of 2018. The Company expects to obtain consents to convey the remaining $5.8 million of Eagle Ford Shale Properties by the end of the second quarter of 2018.
The divestiture of the Eagle Ford Shale Properties constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X. This divestiture does not qualify as a discontinued operation as it does not represent a strategic shift that will have a major effect on Cabot’s operations or financial results.
The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2017 has been prepared to give effect to the divestiture as if it had occurred on December 31, 2017. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 has been prepared to give effect to the divestiture as if it had occurred on January 1, 2017.
The unaudited pro forma condensed consolidated balance sheet and statement of operations included herein are for information purposes only and are not necessarily indicative of the results that might have occurred had the divestiture taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited condensed consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet and the statement of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Company at the time these unaudited pro forma condensed consolidated financial statements were prepared. The Company believes its current estimates provide a reasonable basis of presenting the significant effects of the transaction. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements only include adjustments related to the disposition of the Eagle Ford Shale Properties.
This pro forma information is based on the historical consolidated financial statements of Cabot and should be read in conjunction with the consolidated financial statements and the accompanying footnotes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018.

CABOT OIL & GAS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

	December 31, 2017
(In thousands, except per share amounts)	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$480,047	$649,896	(a)	$1,129,943
Accounts receivable, net	216,004	—		216,004
Income taxes receivable	56,666	—		56,666
Inventories	8,006	—		8,006
Current assets held for sale	1,440	(1,440)	(b)	—
Other current assets	2,794	—		2,794
Total current assets	764,957	648,456		1,413,413
Properties and equipment, net (Successful efforts method)	3,072,204	—		3,072,204
Equity method investments	86,077	—		86,077
Assets held for sale	778,855	(772,707)	(b)	6,148
Other assets	25,251	—		25,251
	$4,727,344	$(124,251)		$4,603,093

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$238,045	$(76,500)	(a)	$161,545
Current portion of long-term debt	304,000	—		304,000
Accrued liabilities	27,441	—		27,441
Interest payable	27,575	—		27,575
Derivative instruments	30,637	—		30,637
Current liabilities held for sale	2,352	(2,212)	(b)	140
Total current liabilities	630,050	(78,712)		551,338
Postretirement benefits	29,396	—		29,396
Long-term debt, net	1,217,891	—		1,217,891
Deferred income taxes	227,030	(7,318)	(b)	219,712
Asset retirement obligations	43,601	—		43,601
Liabilities held for sale	15,748	(14,264)	(b)	1,484
Other liabilities	39,723	—		39,723
Total liabilities	2,203,439	(100,294)		2,103,145

Commitments and contingencies

Stockholders' equity
Common stock:
Authorized — 960,000,000 shares of $0.10 par value
Issued — 475,547,419 shares and 475,042,692 shares	47,555	—		47,555
Additional paid-in capital	1,742,419	—		1,742,419
Retained earnings	1,162,430	(23,957)	(b)	1,138,473
Accumulated other comprehensive income	2,077	—		2,077
Less treasury stock, at cost:
14,935,926 shares	(430,576)	—		(430,576)
Total stockholders' equity	2,523,905	(23,957)		2,499,948
	$4,727,344	$(124,251)		$4,603,093

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CABOT OIL & GAS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Year Ended December 31, 2017
(In thousands, except per share amounts)	As Reported	Pro Forma Adjustments		Pro Forma
OPERATING REVENUES
Natural gas	$1,506,078	$(5,127)	(c)	$1,500,951
Crude oil and condensate	212,338	(211,097)	(c)	1,241
Gain (loss) on derivative instruments	16,926	—		16,926
Brokered natural gas	17,217	—		17,217
Other	11,660	(9,965)	(c)	1,695
	1,764,219	(226,189)		1,538,030
OPERATING EXPENSES
Direct operations	102,310	(27,326)	(c)	74,984
Transportation and gathering	481,439	(30,567)	(c)	450,872
Brokered natural gas	15,252	—		15,252
Taxes other than income	33,487	(12,395)	(c)	21,092
Exploration	21,526	(243)	(c)	21,283
Depreciation, depletion and amortization	568,817	(209,830)	(c)	358,987
Impairment of oil and gas properties and other assets	482,811	(414,256)	(c)	68,555
General and administrative	97,786	—		97,786
	1,803,428	(694,617)		1,108,811
Loss on equity method investments	(100,486)	—		(100,486)
Loss on sale of assets	(11,565)	—		(11,565)
INCOME (LOSS) FROM OPERATIONS	(151,260)	468,428		317,168
Interest expense, net	82,130	—		82,130
Other income	(4,955)	—		(4,955)
Income (Loss) before income taxes	(228,435)	468,428		239,993
Income tax expense (benefit)	(328,828)	173,078	(c)	(155,750)
NET INCOME	$100,393	$295,350		$395,743

Earnings per share
Basic	$0.22	$0.63	(c)	$0.85
Diluted	$0.22	$0.63	(c)	$0.85

Weighted-average common shares outstanding
Basic	463,735	—		463,735
Diluted	465,551	—		465,551
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CABOT OIL & GAS CORPORATION
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(1) BASIS OF PRESENTATION
The unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the divestiture of the Eagle Ford Shale Properties as if the transaction had occurred on December 31, 2017 for the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2017 for the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017.
(2) PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

Balance Sheet
“As reported” – represents the historical consolidated balance sheet of Cabot Oil & Gas Corporation as of December 31, 2017.

a)	To adjust for the proceeds and other estimated closing adjustments associated with the divestiture. The following is a table of the estimated cash proceeds (in thousands):

Gross cash proceeds	$765,000
Less: estimated closing and post-closing adjustments	(32,813)
Less: retained non-consent assets	(5,791)
Estimated net cash proceeds	726,396
Less: deposit recorded in accounts payable	(76,500)
Estimated net cash received at closing	$649,896
b)To remove the Eagle Ford Shale Properties sold pursuant to the purchase and sale agreement dated December 19, 2017. The following is a summarization of the application of net proceeds and estimated loss on the divestiture (in thousands):

Estimated net cash proceeds	$726,396
Current assets held for sale (inventory)	(1,440)
Non-current assets held for sale (oil and gas)	(772,707)
Current liabilities held for sale (revenue suspense)	2,212
Non-current liabilities held for sale (asset retirement obligations)	14,264
Estimated loss on disposition of assets	(31,275)
Tax benefit(1)	7,318
Estimated net loss on disposition of assets	$(23,957)
(1) The income tax benefit was based on the Company's estimated blended statutory federal and state rate of 23.4%.
     This rate includes the impact of the Tax Act which was enacted in December 2017.
Statement of Operations
“As reported” – represents the historical consolidated statement of operations of Cabot Oil & Gas Corporation for the year ended December 31, 2017.

c)
All adjustments are to eliminate revenues and costs of the Eagle Ford Shale Properties from the Company's consolidated operations. These adjustments include the income tax effects at the Company's estimated blended statutory federal and state rate of 36.9%.